Exhibit 10.1

TERM LOAN AND SECURITY AGREEMENT

By and between

NEW WORLD BRANDS, INC.

as Borrower
______________________

TELES AG INFORMATIONS TECHNOLOGIEN, as Lender

February 15, 2008

TABLE OF CONTENTS

                                                                                              Page

ARTICLE I DEFINITIONS
1.1.
General Definitions...1

1.2.
Accounting Terms...9

1.3.
Other Definitional Terms...9

ARTICLE  II  TERM LOAN...9

2.1.
Term Loan...9

2.2.
Repayment of Term Loan...10

2.3.
Use of Proceeds...9

2.4.
Payments and Computations.....................................................................................................................................................................................................10

ARTICLE  III  INTEREST AND FEES...................................................................................................................................................................................................... 11

3.1.
Interest on Term Loan...11

3.2.
Interest After Event of Default..................................................................................................................................................................................................11

ARTICLE  IV  COLLATERAL...11

4.1.
Description...11

4.2.
Lien Documents...12

4.3.
Other Actions...13

4.4.

6.1.
Organization and Qualification..................................................................................................................................................................................................15

6.2.
Liens...16

        6.3.      No Conflict...16
6.4.
Enforceability...16

6.5.
Financial Data...16

6.6.
Locations of Offices, Records and Inventory........................................................................................................................................................................16

6.7.
Business Names...17

6.8.
Affiliates and Subsidiaries...17

6.9.
Judgments or Litigation...17

        6.10.    Defaults...17
6.11.
Compliance with Law...17

i

6.12.
Compliance with Environmental Laws..................................................................................................................................................................................17

6.13.
Intellectual Property...18

6.14.
Licenses and Permits...18

6.15.
Title to Property...19

6.16.
Labor Matters...19

6.17.
Investment Company...19

6.18.
Margin Security...19

6.19.
Taxes and Tax Returns...19

6.20.
Status of Accounts...20

6.21.
Material Contracts... 20

6.22.
Accuracy and Completeness of Information.....................................................................................................................................................................20

6.23.
Solvency...20

6.24.
Commercial Tort Claims...21

6.25.
Letter of Credit Rights...21

6.26.
Deposit Accounts...21

6.27.
Anti-Terrorism Law...21

6.28.
Survival of Representations................................................................................................................................................................................................21

ARTICLE  VII  AFFIRMATIVE COVENANTS................................................................................................................................................................................22

7.1.
Financial Information...22

7.2.
Existence...22

7.3.
Environmental Matters...22

7.4.
Books and Records...23

7.5.
Collateral Records...23

7.6.
Changes in Locations...23

7.7.
Insurance; Casualty Loss..................................................................................................................................................................................................23

7.8.
Taxes...24

7.9.
Compliance With Laws......................................................................................................................................................................................................25

7.10.
Fiscal Year...25

7.11.
Notification of Certain Events..........................................................................................................................................................................................25

7.12.
Collection of Accounts.....................................................................................................................................................................................................25

7.13.
Trademarks...26

7.14.
Maintenance of Property.................................................................................................................................................................................................26

7.15.
Commercial Tort Claims...................................................................................................................................................................................................26

7.16.
Letter of Credit Rights.....................................................................................................................................................................................................26

ARTICLE  VIII  FINANCIAL COVENANTS................................................................................................................................................................................26

8.1.
Current Ratio...26

8.2.
Debt to Worth Ratio...26

ARTICLE  IX  NEGATIVE COVENANTS....................................................................................................................................................................................27

9.1.
Liens...27

9.2.
Indebtedness...27

9.3.
Sale of Assets...27

9.4.
Organizational Changes...............................................................................................................................................................................................27

9.5.
Guarantees...27

9.6.
Investments...27

9.7.
Affiliate Transactions..................................................................................................................................................................................................27

9.8.
Third Party Loans...27

9.9.
Issuance of Stock...27

9.10.
Amendments of Material Contracts..........................................................................................................................................................................27

9.11.
Senior Debt...28

9.12.
Licenses, Etc...28

9.13.
Anti-Terrorism Laws....................................................................................................................................................................................................28

9.14.	Amendment of P & S Credit Documents..................................................................................................................................................................28

ARTICLE X APPOINTMENT AS ATTORNEY-IN-FACT..................................................................................................................................................28

ARTICLE XI EVENTS OF DEFAULT AND REMEDIES.....................................................................................................................................................29
11.1.
Events of Default...29

11.2.	Rights and Remedies upon a Default or an Event of Default...............................................................................................................................31
11.3.

13.1.
Waivers...32

13.2.
JURY TRIAL...32

13.3.	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE......................................................................................................................32
13.4.
Notices...33

13.5.
Assignability...33

13.6.
Payment of Expenses.................................................................................................................................................................................................33

13.7.
Indemnification...34

13.8.	Entire Agreement, Successors and Assigns..........................................................................................................................................................34
13.9.
Amendments...35

13.10.	Non-Agency of Lender..............................................................................................................................................................................................35
13.11.	Counterparts...35
13.12.	Effectiveness...35
13.13	Severability...35
13.14	Headings Descriptive.................................................................................................................................................................................................35
13.15	Maximum Rate...35
13.16	Information...36

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A                                Form of Term Note

SCHEDULES

Schedule 1.1                          Permitted Indebtedness
Schedule 1.2                          Permitted Investments
Schedule 1.3                          Permitted Liens
Schedule 1.4	Subordinated Debt
Schedule 6.1	Current Holders of Capital Stock
Schedule 6.6                          Places of Business/Collateral Locations
Schedule 6.7                          Business Names
Schedule 6.8                          Subsidiaries and Affiliates
Schedule 6.9                          Litigation
Schedule 6.13                        Intellectual Property
Schedule 6.15                        Real Property Leases
Schedule 6.21                        Material Contracts
Schedule 6.24	Commercial Tort Claims
Schedule 6.25	Letter of Credit Rights
Schedule 6.26	Depository Institutions/Deposit Accounts

TERM LOAN AND SECURITY AGREEMENT

THIS TERM LOAN AND SECURITY AGREEMENT is entered into as of February 15, 2008 (this “Agreement”), between NEW WORLD BRANDS, INC. a Delaware corporation (“Borrower”), and TELES AG INFORMATIONSTECHNOLOGIEN, a German corporation (“Lender”).

Background

WHEREAS, Borrower and Lender entered into a Share Sale and Purchase Agreement dated July 25, 2007 (the “Purchase Agreement”), with respect to the purchase by Lender of all of the issued and outstanding shares of capital stock of IP Gear Ltd., an Israeli limited liability company (“IP Gear”); and

WHEREAS, pursuant to Article VI, Section 2 of the Purchase Agreement, Lender has agreed to make a term loan in the amount of One Million Dollars ($1,000,000), on the terms set forth in the Purchase Agreement and as otherwise provided in this Loan Agreement (the “Term Loan”); and

WHEREAS, Borrower wishes to obtain the Term Loan from Lender, and, upon the terms and subject to the conditions set forth herein, Lender is willing to make the Term Loan to Borrower.

NOW, THEREFORE, Borrower and Lender, intending to be legally bound hereby, agree as follows:

ARTICLE  I       DEFINITIONS

1.1. General Definitions.

As used herein, the following terms shall have the meanings herein specified:

“Accounts” shall mean all of Borrower’s “accounts” (as defined in the UCC), whether now existing or existing in the future, including, without limitation, all accounts receivable and all accounts created by or arising from all sales of goods or rendition of services made under Borrower’s legal name or Borrower’s trade names or styles or through Borrower’s divisions.

“Advances” shall mean and include all loan advances made by Lender to Borrower pursuant to the Commitment.

“Affiliate” shall mean any entity which directly or indirectly controls, is controlled by, or is under common control with, Borrower.  For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others or any group.

“Anti-Terrorism Laws” shall mean any statute, treaty, law (including common law),

ordinance, regulation, rule, order, opinion, release, injunction, writ, decree or award of any Official Body relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

“Asset Disposition” shall mean any disposition (other than a disposition of Inventory in the ordinary course of Borrower’s business) of any existing or future Property of Borrower.

“Authorized Person” means the Chief Executive Officer, President, any Vice President, Controller, or Chief Financial Officer of Borrower.

“Business Day” shall mean any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in New York, New York.

“Capitalized Lease Obligations”  shall mean any Indebtedness of Borrower represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capital Stock” shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other equity interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Casualty Loss” shall have the meaning given to such term in Section 7.7.

“Closing” shall mean the consummation of the making of the Term Loan available by Lender to Borrower under this Agreement.

“Closing Date” shall mean the date on which the Closing occurs.

“Collateral” shall mean any and all rights and interests in or to Property (including leasehold improvements) of Borrower, whether now owned or hereafter acquired, pledged from time to time as security for the Obligations pursuant to this Agreement or any of the other Loan Documents.

“Collateral Agent” shall mean P&S, in its capacity as collateral agent pursuant to the Intercreditor Agreement.

“Commitment” means the obligation of Lender to make Advances to Borrower in an aggregate principal amount not exceeding $1,000,000.

“Contractual Obligations” shall mean, with respect to any Person, any term or provision of any securities issued by such Person, or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which such Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control Agreement” shall mean an agreement, in form and substance satisfactory to Lender, among Borrower, a Depository Institution and Collateral Agent pursuant to which such Depository Institution agrees, inter alia, to transfer all funds of Borrower maintained in any deposit account with that Depository Institution to the control of Collateral Agent for the benefit of P&S and Lender on the terms set forth in the Intercreditor Agreement; provided, however, that in the event the Intercreditor Agreement is terminated or ceases to be in effect for any reason any Control Agreement shall be in favor of Lender or such successor Collateral Agent as Lender may approve in its sole discretion.

“Default” shall mean an event, condition or default which, with the giving of notice, the passage of time or both would be an Event of Default.

“Depository Institution shall mean each depository institution where Borrower maintains a bank account and which institutions are set forth on Schedule 6.26, along with the numbers and title of each account maintained by Borrower at such institution.

“Distribution Agreement” shall mean the Partner Agreement dated as of July 25, 2007 by and between the Lender and the Borrower.

“Event(s) of Default” shall have the meaning provided for in Article XI.

“Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Expenses” shall have the meaning given to such term in Section 13.6.

“Financials” shall have the meaning given to such term in Section 6.5.

“Financial Statements” shall mean the Financial Statements Borrower is obligated to deliver pursuant to Section 7.1 of this Agreement.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect on the date hereof and applied on a consistent basis with the Financials.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Guarantor” shall mean any Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations; “Guarantors” means collectively all such Persons.

“Guaranty” shall mean any guaranty of the obligations of Borrower executed by a Guarantor in favor of Lender.

“Highest Lawful Rate” shall mean, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness under this Agreement, under the laws of the State of New York (or the law of any other jurisdiction whose laws may, by order of court, be mandatorily applicable notwithstanding other provisions of this Agreement and the other Loan Documents), in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and any other Loan Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

"Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and  all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person.  Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

“Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of even date herewith among Borrower, Lender and P & S, as amended, modified, restated or replaced from time to time.

“Inventory” shall mean all of Borrower’s inventory, including without limitation, (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in Borrower’s business; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and (iii) all goods returned to or repossessed by Borrower.

“Investment” in any Person shall mean (i) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise, but exclusive of the acquisition of inventory, supplies, equipment and other property or assets used or consumed in the ordinary course of business of Borrower and capital expenditures not otherwise prohibited hereunder) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such Person, or (ii) any other capital contribution to or investment in such Person.  In determining the aggregate amount of Investments outstanding at any particular time, (a) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (b) there shall be deducted in respect of any Investment any cash amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (c) there shall not be deducted from or included in, as applicable, the aggregate amount of Investments any decrease or increase, as applicable, in the market value thereof.

“Kamrat Family” shall mean David Kamrat and Noah Kamrat, excluding any of their heirs, successors and assigns.

“Lien(s)” shall mean any lien, charge, trust, pledge, security interest, deed of trust, mortgage, assignment or other claim or encumbrance of any kind or nature upon any interest in Property.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Guarantees, the Security Documents, the Intercreditor Agreement and all other documents, agreements, instruments, opinions and certificates executed and delivered in connection herewith or therewith, as the same may be modified, amended, extended, restated or supplemented from time to time.

“Lockbox Account” shall have the meaning given to such term in Section 2.4(b).

“Material Adverse Change” shall mean a material adverse change in (i) the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (ii) the Collateral, (iii) Borrower’s ability to perform its obligations under the Loan Documents, or (iv) the validity, enforceability or availability of rights and remedies of Lender hereunder, in each case as determined by Lender in its sole but reasonable discretion.

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (ii) the Collateral, (iii) Borrower’s ability to perform its respective obligations under the Loan Documents, or (iv) the validity, enforceability or availability of rights and remedies of Lender hereunder, in each case as determined by Lender in its sole discretion.

“Material Contract” shall mean any contract or other arrangement, whether written or oral, to which Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect, and shall include, without limitation, the Distribution Agreement.

“Maturity Date” shall mean February 1, 2012.

“Net Cash Proceeds” shall mean the aggregate cash proceeds received by Borrower in respect of any Asset Disposition, net of (i) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (ii) taxes paid or payable as a result thereof; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by Borrower in any Asset Disposition.

“Note” shall mean the Term Note payable to the order of Lender, evidencing the Term Loan.

“Obligations” shall mean the outstanding balance of the Term Loan, any other loans and advances or extensions of credit made or to be made at any time by Lender to Borrower, or to others for Borrower’s account in each case pursuant to the terms and provisions of this Agreement or any other Loan Document, together with interest thereon (including interest which may accrue as post-petition interest in connection with any bankruptcy or similar proceeding), and expenses, liabilities and obligations of every kind or nature which may at any time be owing by Borrower to Lender pursuant to this Agreement, any other Loan Document, or otherwise, whether now in existence, hereafter arising or incurred from time to time by Borrower, and all expenses incurred at any time by Lender, as well as expenditures to protect, preserve or defend any Collateral and Lender’s rights hereunder or in the Collateral, all of the foregoing, whether unsecured or secured, due or to become due, absolute or contingent, joint or several, matured or unmatured, direct or indirect, related or unrelated and whether Borrower is liable to Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise.

“Official Body” shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether domestic or foreign.

“P & S” shall mean P & S Spirit, LLC, a Nevada limited liability company, and its successors and assigns.

“P & S Credit Documents” shall mean the Credit Line and Security Agreement dated as of May 30, 2007 between Borrower and P & S, and all Obligations of Borrower to P & S thereunder and the “Loan Documents” (as defined therein) executed in connection therewith, as amended, modified, restated or replaced from time to time subject to the terms of this Agreement and the Intercreditor Agreement.

“P & S Obligations” shall mean all obligations of Borrower to P & S under the terms and provisions of the P & S Credit Documents and any securities, indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which Borrower is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“P & S Term Loan Agreement” shall mean the Term Loan and Security Agreement dated as of May 30, 2007 between Borrower and P & S, and all Obligations of Borrower to P & S thereunder and the “Loan Documents” (as defined therein) executed in connection therewith, as amended, modified, restated or replaced from time to time.

“Permitted Indebtedness” shall mean the Indebtedness scheduled on Schedule 1.1 to this Agreement.

“Permitted Investments” shall mean:

(i)           interest-bearing demand or time deposits (including certificates of deposit) which are insured by the Federal Deposit Insurance Corporation (“FDIC”) or a similar federal insurance program; provided, however, that Borrower may, in the ordinary course of their business, maintain in their disbursement account from time to time amounts in excess of then applicable FDIC or other program insurance limits;

(ii)           Investments existing on the Closing Date and set forth on Schedule 1.2 attached hereto;

(iii)           marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within 365 days of the date of purchase;

(iv)           commercial paper issued by corporations, each of which shall have a net worth of at least $100,000,000, and each of which conducts a substantial part of its business in the United States of America, maturing within 270 days from the date of the original issue thereof, and which at the time of acquisition has the highest rating by Moody’s Investors Service, Inc. or Standard and Poor’s Corporation;

(v)           bankers’ acceptances, and certificates of deposit maturing within 365 days of the date of purchase which are issued by, or time deposits maintained with, an eligible institution having capital, surplus and undivided profits totaling more than $100,000,000 and which have the highest rating by Moody’s Investors Service, Inc. or Standard and Poor’s Corporation; and

(vi)           money market or similar funds that invest primarily in the types of investments referred to in clauses (i), (iii), (iv) and (v) above.

“Permitted Liens” shall mean:

(i)           Liens set forth on Schedule 1.3 attached hereto;

(ii)          Liens on fixed assets securing Indebtedness (including Capital Leases and purchase money Indebtedness); provided that (A) any such Lien attaches only to the assets to be financed and (B) a description of the assets so financed is furnished to Lender;

(iii)         Liens of warehousemen, mechanics, materialmen, workers, repairmen, fillers, packagers, processors, common carriers, landlords and other similar Liens arising by operation of law or otherwise, not waived in connection herewith, for amounts that are not yet due and payable or which are being diligently contested in good faith by Borrower by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by Borrower for the payment of same;

(iv)         Liens for taxes, assessments or other governmental charges not yet due and payable or which are being diligently contested in good faith by Borrower by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by Borrower for the payment of same in accordance with GAAP; and

(v)          deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, limited liability entity, trust, unincorporated organization, association, corporation, institution, entity, or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

“Property” shall mean all personal and real property of every kind and description (whether tangible or intangible) in which a Person has any right, title or interest.

“Proprietary Rights” shall have the meaning given to such term in Section 6.13.

“Security Documents” shall mean any existing or future agreement or document granting, creating or conferring any Lien in favor of Lender securing all or any portion of the Obligations.

“Subordinated Debt” shall mean existing Indebtedness, if any, set forth and indicated as subordinated set forth on Schedule 1.1(e) hereto and unsecured Indebtedness hereafter incurred by Borrower, which, in each case, is expressly subordinated and made junior to the payment and performance in full of the Obligations and under a written agreement acceptable to Lender.

“Subordination Agreements” shall mean the agreements entered into from time to time by and among Borrower, Lender, and a third party creditor of Borrower providing for the subordination of such third party creditor’s claims to those of Lender on terms and conditions satisfactory to Lender.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% interest in the total capital, total income and/or total ownership interests of such entity at any time and (iii) any partnership in which such Person is a general partner.

“Tangible Net Worth” shall mean the value of Borrower’s total assets (including leaseholds and leasehold and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers of Borrower) less total liabilities, including but not limited to accrued and deferred income taxes, but excluding the non-current portion of Subordinated Debt.

“Taxes” shall mean any federal, state, local or foreign income, sales, use, transfer, payroll, personal, property, occupancy, franchise or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any interest or penalties thereon.

“Termination Date” shall have the meaning set forth in Section 2.01.

“Third-Party Loan” shall mean any loan, advance, deposit or extension of credit made or granted by Borrower to any other Person.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Voting Stock” shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

1.2. Accounting Terms.  Unless otherwise defined or specified herein, all accounting terms shall be construed herein and all accounting determinations for purposes of determining compliance with Article VIII hereof and otherwise to be made under this Agreement shall be made in accordance with GAAP applied on a basis consistent in all material respects with the Financials.  All Financial Statements required to be delivered hereunder from and after the Closing Date and all financial records shall be maintained in accordance with GAAP as in effect as of the date of the Financials.  If GAAP shall change from the basis used in preparing the Financials, the certificates required to be delivered pursuant to Section 7.1(c) demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.  If Borrower shall change its method of inventory accounting, all calculations necessary to determine compliance with the covenants contained herein shall be made as if such method of inventory accounting had not been so changed.

1.3. Other Definitional Terms.  Terms not otherwise defined herein which are defined in the UCC shall have the meanings given them in the UCC.  It is the specific intent of Borrower and Lender that references to terms defined in the UCC shall mean the definitions set forth in the UCC as the UCC is in effect from time to time.  The term “on the date hereof” shall mean the date of this Agreement.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision of this Agreement, unless otherwise specifically provided.  References in this Agreement to “Articles”, “Sections”, “Schedules” or “Exhibits” shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided.  Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or plural depending on the reference.  “Include”, “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing, computer disk, e-mail and other means of reproducing words in a visible form.  References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of such Person.  References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively.  References to any times herein shall refer to the applicable time in New York, New York.

ARTICLE  II      TERM LOAN

2.1. Term Loan.  From time to time prior to February 1, 2009 or the earlier termination in full of the Commitment (in either case the “Termination Date”), and subject to all of the terms and conditions of this Agreement, Borrower may obtain Advances from Lender up to the amount of the outstanding Commitment.  Amounts borrowed pursuant to this Section 2.1 may not be reborrowed, notwithstanding any payments hereunder.  Borrower may request an Advance hereunder by three days written notice to Lender, which notice shall be irrevocable and shall specify Borrower’s proposed use of the proceeds of such Advance.  Any such notice received by Lender after 2:00 P.M. shall be deemed received on the immediately following Business Day.  Each Advance shall be in an integral multiple of $100,000 and not less than $100,000.  All such Advances shall be evidenced by a single promissory note of Borrower in the form set forth on Exhibit A attached hereto (the “Term Note”) representing the obligations of Borrower to pay Lender the outstanding amount of the Term Loan plus interest accrued thereon, as set forth herein.  The Term Note shall be executed by Borrower and delivered to Lender prior to the initial Advance.  Although the Term Note shall be expressed to be payable in the full amount of the Commitment, Borrower shall be obligated to pay only the amounts actually disbursed to or for the account of Borrower, together with interest on the unpaid balance of sums so disbursed which remain outstanding from time to time, at the rates and on the dates specified herein or in the Term Note, and together with the other amounts provided herein.

2.2. Repayment of Term Loan.  The outstanding balance of the Term Loan shall be due and payable on or before the Maturity Date, subject to acceleration as herein provided.  Borrower shall pay principal, interest, and all other amounts payable hereunder without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim, all of which are hereby waived.  Any partial prepayment of principal shall be in an amount of $100,000 or even multiples thereof, and shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of such prepayment.  In the event that the aggregate outstanding principal amount of the Advances shall at any time exceed the Commitment, Borrower shall immediately prepay the Term Loan in the amount necessary to eliminate such excess.

2.3. Use of Proceeds.  Borrower shall apply the proceeds of the Term Loan to (i) pay fees and Expenses relating to this transaction, and (ii) working capital.  Without the prior written consent of Lender, this Term Loan may not be used, in whole or in part, to make any payment to P & S with respect to any P & S Obligations.

2.4. Payments and Computations.

(a) Borrower shall make each payment hereunder and under the Note not later than 2:00 P.M. on the day when due.  Any payment received after 2:00 P.M. (including any payment in full of the Obligations) shall be deemed received on the immediately following Business Day.  Any payment which is due on a day which is not a Business Day shall be paid on the next succeeding Business Day.  All prepayments of every kind on account of the Term Loan shall be first applied to accrued and unpaid interest and then to the principal balance thereof.

(b) At Lender’s request or as otherwise required pursuant to the terms of the Intercreditor Agreement, all proceeds of Collateral shall be deposited by Borrower into either (i) a lockbox account or a blocked account (“Lockbox Account”) established at a Depository Institution, pursuant to a Control Agreement.  Lender assumes no responsibility for such blocked account arrangement or the actions of the Collateral Agent, including any claim or accord and satisfaction or release with respect to deposits accepted by any Depository Institution thereunder.  Borrower hereby agrees to execute such agreements as Lender or Collateral Agent may require to establish the Lockbox Account.

(c) Borrower shall pay principal, interest and other amounts payable hereunder without any deduction, setoff, recoupment or counterclaim.

(d) Lender’s records of advances and payments under the Term Loan shall be deemed correct and binding upon Borrower except for manifest error.

ARTICLE  III      PAYMENT OF PRINCIPAL, INTEREST AND FEES

3.1. Principal Amortization.  The outstanding principal amount of the Term Loan shall be payable in eleven equal quarterly installments of $83,400.00, on the first day of each February, May, August and November commencing May 1, 2009, with a final payment of $82,600.000 on the Maturity Date.  In the event that outstanding principal amount of the Term Loan on the Termination Date is less than the Commitment, the amount of the quarterly installments shall be adjusted to the amount necessary to fully amortize the outstanding principal amount of the Term Loan over the same period.

3.2. Interest on Term Loan.  Interest on the outstanding principal amount of the Term Loan shall be paid in arrears on the first day of each February, May, August and November commencing May 1, 2008, at the per annum interest rate equal to seven percent (7%) per annum, compounded quarterly (subject to adjustment in the manner provided herein and in the Note).

3.3. Interest After Event of Default.  Interest on the outstanding principal amount of the Term Loan as of the date an Event of Default occurs, and at all times thereafter until the earlier of the date upon which (a) all Obligations have been paid and satisfied in full or (b) such Event of Default shall have been cured or waived, shall be payable on demand at a per annum interest rate equal to ten percent (10%) per annum, compounded quarterly.  To the extent permitted by applicable law, interest shall accrue at the applicable rate(s) provided for in this Agreement notwithstanding the occurrence of any Event of Default, acceleration of the Obligations, the entry of any judgment, or the commencement of any bankruptcy, reorganization, receivership or other proceedings.

ARTICLE  IV     COLLATERAL

4.1. Description.  As security for the payment of the Obligations, and satisfaction by Borrower of all covenants and undertakings contained in this Agreement and the other Loan Documents, Borrower hereby assigns and grants to Lender a continuing first (subject only to any Permitted Liens, if any) Lien on and security interest in, upon and to all of Borrower’s personal property, including, without limitation, all of the following personal property:

(a) Accounts - All of Borrower’s now owned and hereafter acquired, created, or arising Accounts;

(b) Inventory - All of Borrower’s now owned or hereafter acquired Inventory of every nature and kind, wherever located (including any Inventory sold by Lender to Borrower pursuant to the distribution arrangements described in the Purchase Agreement, in which Lender shall possess a purchase money security interest (provided, however, that the proceeds of such Inventory shall be subject to the terms of the Intercreditor Agreement));

(c) General Intangibles - All of Borrower’s now owned and hereafter acquired, created or arising General Intangibles of every kind and description, including, without limitation, customer lists, choses in action, claims, books, records, goodwill, patents and patent applications, copyrights, trademarks, tradenames, service marks, tradestyles, trademark applications, trade secrets, contracts, contract rights, royalties, licenses, franchises, deposits, license, franchise and royalty agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies including without limitation, credit insurance and key man life insurance policies, and computer information, software, records and data;

(d) Equipment - All of Borrower’s now owned and hereafter acquired Equipment, including, without limitation, machinery, vehicles, furniture and Fixtures, wherever located, and all replacements, parts, accessories, substitutions and additions thereto;

(e) Deposit Accounts - All of Borrower’s now existing and hereafter acquired or arising Deposit Accounts, reserves and credit balances of every nature, wherever located, and all documents and records associated therewith;

(f) Property in Lender’s Possession - All personal property of Borrower, now or hereafter in the possession of Lender;

(g) Investment Property - All of Borrower’s now owned or hereafter acquired Investment Property of every kind;

(h) Letter of Credit Rights – All of Borrower’s now owned or hereafter acquired Letter of Credit Rights;

(i) Commercial Tort Claims – All of Borrower’s now owned or hereafter acquired Commercial Tort Claims;

(j) Other Property - All of Borrower’s now owned or hereafter acquired or created Instruments and other notes receivable, Goods, Chattel Paper, Documents (including bills of lading, warehouse receipts and other documents of title), Payment Intangibles, guarantees, Supporting Obligations, letters of credit, rights of rescission, stoppage in transit, replevin, and reclamation, and returned, reclaimed and repossessed goods; and

(k) Proceeds - The Proceeds (including, without limitation, insurance proceeds), whether cash or non-cash, of all of the foregoing personal property and interests in personal property.

4.2. Lien Documents.  At Closing, and thereafter from time to time as Lender deems necessary, Borrower shall execute and/or deliver to Lender or authorize, as applicable, the following (all in form and substance satisfactory to Lender):

(a) Financing Statements - Financing statements, which Lender may file in any jurisdiction where any Collateral is or may be located and in any other jurisdiction that Lender deems appropriate; and

(b) Other Agreements - Any other agreements, documents, instruments and writings, including, without limitation, trademark, patent and/or copyright security agreements and amendments or supplements thereto, as may be required by Lender to evidence, create, perfect or protect Lender’s Liens and security interests in the Collateral.

4.3. Other Actions.  Borrower will defend the Collateral against all Liens (other than Permitted Liens), claims and demands of all Persons at any time claiming the same or any interest therein.  Borrower agrees to comply with the requirements of all state and federal laws and requests of Lender in order for Lender to have and maintain a valid and perfected first security interest (subject only to Permitted Liens, if any) in the Collateral including, without limitation, executing such documents as Lender may require to obtain Control (as defined in the UCC) over all Letter of Credit Rights, Deposit Accounts and Investment Property.  Lender is hereby authorized by Borrower to file any financing statements covering the Collateral or an amendment that adds collateral covered by a financing statement or an amendment that adds a debtor to a financing statement, in each case whether or not Borrower’s signature appears thereon. Borrower hereby authorizes Lender to file financing statements and amendments to financing statements describing the Collateral in any filing office as Lender, in its sole discretion, may determine, including financing statements listing “All Assets” in the collateral description therein, as well as language indicating that the acquisition by a third party of any right, title or interest in or to the Collateral without Lender’s consent, shall be a violation of Lender’s rights.  In addition to the foregoing, Borrower shall perform all further acts that may be lawfully and reasonably required by Lender to secure Lender and effectuate the intentions and objects of this Agreement, including, but not limited to, the execution and delivery of continuation statements, amendments to financing statements, security agreements, contracts and any other documents required hereunder.  Borrower shall use commercially reasonable efforts to obtain acknowledgment and waiver agreements from the owner or lessor of any warehouse or distribution location and Borrower shall endeavor to obtain acknowledgment and waiver agreements from the owner or lessor of each showroom location.  At Lender’s request, Borrower shall immediately deliver to Lender all documents or items for which Lender must receive possession to obtain and/or maintain perfected security interests, including without limitation, all notes, letters of credit, certificates and documents of title, chattel paper, warehouse receipts, instruments, and any other similar Collateral.

4.4. Searches and Certificates.

Borrower shall, prior to or at Closing, and thereafter as Lender may determine from time to time, at Borrower’s expense, obtain (and Lender may also do so, at its option, but at Borrower’s expense from time to time) the following searches (the results of which are to be consistent with the warranties made by Borrower in this Agreement and in any other Loan Document):

(a) UCC searches with the Secretary of State of Borrower’s jurisdiction of organization;

(b) Judgment, federal tax lien and state tax lien searches, in Borrower’s jurisdiction of organization and each state or other jurisdiction where Borrower maintains its executive office, a place of business, or any Property; and

(c) Searches of ownership and Lien status of intellectual property in the appropriate governmental offices.

ARTICLE  V      CONDITIONS PRECEDENT

The obligation of Lender to extend the Term Loan and make Advances thereunder shall be subject to the satisfaction of the following conditions precedent on or before the date indicated (all agreements and documents from Borrower or any other Person to be in form and substance acceptable to Lender, in its sole discretion):

(a) Executed Loan Documents.  On or before the Closing Date, Lender shall have received duly executed copies of: this Agreement, the Note, the Security Documents, and all other Loan Documents.

(b) Organizational Documents.  On or before the Closing Date, Lender shall have received:

(i) Charter Documents.  Copies of the articles or certificates of incorporation or other charter documents of Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of Borrower to be true and correct as of the Closing Date.

(ii) Bylaws.  A copy of the bylaws of Borrower certified by a secretary or assistant secretary of Borrower to be true and correct as of the Closing Date.

(iii) Resolutions.  Copies of resolutions or unanimous written consent of the board of directors of Borrower approving and adopting the Loan Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of Borrower to be true and correct and in force and effect as of the Closing Date.

(iv) Good Standing.  Copies of a certificate of good standing, existence or its equivalent with respect to Borrower certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of organization and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

(v) Incumbency.  An incumbency certificate of Borrower certified by a secretary or assistant secretary of Borrower to be true and correct as of the Closing Date.

(c) Financial Statements.  On or before the Closing Date, Lender shall have received Borrower’s audited Financial Statements for the fiscal year ending December 31, 2006, and unaudited Financial Statements for the nine months ended September 30, 2007, and such other information relating to Borrower as Lender may reasonably require.

(d) Personal Property Collateral.  On or before the Closing Date, Lender shall have received duly authorized or, if required executed, UCC financing statements and other lien documents for filing including all necessary documents (including lien termination documents by any existing lender) to perfect Lender’s security interest in the Collateral, all as may be required by Lender.

(e) Payoff of P & S Term Loan and Release of Related Collateral.  Before the date of the first Advance hereunder, Lender shall have received satisfactory evidence that all obligations of Borrower and each of its Affiliates to P & S under the P & S Term Loan Agreement shall have been irrevocably repaid in full, and the obligations under any related guarantees, stock pledges and Other Loan Documents (as defined in the P & S Credit Documents) securing the obligations of Borrower under the P & S Term Loan Agreement shall have been released.

(f) Priority of Liens.  On or before the Closing Date, Lender shall have received satisfactory evidence that (i) Lender holds a perfected Lien on all Collateral and (ii) none of the Collateral is subject to any other Liens other than Permitted Liens.

(g) Consummation of Merger.  Before the date of the first Advance hereunder, the merger of Qualmax, Inc. with and into Borrower shall have been consummated in all respects, and Borrower shall have delivered to Lender evidence thereof to the satisfaction of Lender.

(h) Evidence of Insurance.  On or before the Closing Date, Lender shall have received copies of insurance policies or certificates of insurance (on Acord form 27) of Borrower evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, without limitation, naming Lender as loss payee (as to property and casualty coverage) and as additional insured (as to liability coverage).

(i) Consents.  On or before the Closing Date, Lender shall have received evidence that all governmental, shareholder, member and third party consents and approvals required in connection with the transactions contemplated hereby and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of Lender could have such effect.

(j) Fees and Expenses.  On or before the Closing Date, Borrower shall have paid all fees and Expenses owed to Lender as of the Closing Date.

(k) P & S Credit Documents.   On the Closing Date and on the date of each Advance, no default or event of default under any of the P & S Credit Documents shall have occurred and remain outstanding or uncured.

(l) Other.  On the Closing Date and on the date of each Advance, the Lender shall have received such other documents, instruments, agreements or information as are required to be provided herein or under any other Loan Documents or as may otherwise be or have been requested by Lender.

ARTICLE  VI     REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement and to make available the Term Loan contemplated hereby, Borrower hereby represents and warrants to Lender that, as of the Closing Date and as of the date of each Advance:

6.1. Organization and Qualification.   Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, (ii) has the power and authority to own its Property and assets and to transact the businesses in which it is presently, or proposes to be, engaged, and (iii) is duly qualified and is authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.  All of the Capital Stock of Borrower is owned beneficially and of record by the persons, and in the amounts, set forth on Schedule 6.1.

6.2. Liens.   There are no Liens in favor of any Person with respect to any Property of Borrower other than Permitted Liens.

6.3. No Conflict.   The execution and delivery by Borrower of this Agreement and each of the other Loan Documents executed and delivered in connection herewith and the performance of the obligations of Borrower hereunder and thereunder and the consummation by Borrower of the transactions contemplated hereby and thereby: (i) are within the powers of Borrower; (ii) are duly authorized by the Board of Directors of Borrower and, if necessary, its stockholders; (iii) are not in contravention of the terms of the articles or certificate of incorporation or bylaws of Borrower or of any Contractual Obligations; (iv) do not require the consent, registration or approval of any Governmental Authority or any other Person; (v) do not contravene any statute, law, ordinance regulation, rule, order or other governmental restriction applicable to or binding upon Borrower; and (vi) will not, except as contemplated herein for the benefit of Lender, result in the imposition of any Liens upon any Property of Borrower under any existing indenture, mortgage, deed of trust, loan or agreement or other material agreement or instrument to which Borrower is a party or by which it or any of its Property may be bound or affected.

6.4. Enforceability.  The Agreement and all of the other Loan Documents are the legal, valid and binding obligations of Borrower, and are enforceable against Borrower in accordance with their terms.

6.5. Financial Data.  Borrower shall have furnished to Lender the following Financial Statements (the “Financials”):  (i) the consolidated balance sheet of Borrower as of, and statements of income, retained earnings and changes in cash flow for the fiscal year ended December 31, 2006, audited by independent certified public accountants, and (ii) the unaudited consolidated and consolidating balance sheet of Borrower as of, and statement of income, and retained earnings for the nine months ending September 30, 2007,  prepared by the chief financial officer of Borrower.  The Financials are in accordance with the books and records of Borrower and fairly present the financial condition of Borrower at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited Financial Statements, to normal year end adjustments), and such Financial Statements have been prepared in conformity with GAAP consistently applied throughout the periods involved.  Since December 31, 2006, there have been no changes in the condition, financial or otherwise, of Borrower as shown on the respective balance sheets of Borrower described above, except (a) as contemplated herein and (b) for changes which individually or in the aggregate do not constitute a Material Adverse Change.

6.6. Locations of Offices, Records and Inventory.  Borrower’s chief executive office and all other places of business (with a separate itemization for warehouse locations) are set forth in Schedule 6.6 hereto, and the books and records of Borrower and all chattel paper and all records of accounts are located at the chief executive offices of Borrower.  There is no address in which Borrower has any Collateral other than the addresses as set forth on Schedule 6.6.  Schedule 6.6 also contains a true, correct and complete list of (i) the legal names and addresses of each landlord, warehouseman, filler, processor and packer at which Inventory is stored, or equipment is located.  None of the receipts received by Borrower from any warehouseman, filler, processor or packer states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person’s assigns.

6.7. Business Names.  Borrower has not used any legal or fictitious name during the five (5) years preceding the date hereof, other than the legal name shown on its Certificate of Incorporation, as it may be amended to the date hereof, delivered to Lender and those names as set forth on Schedule 6.7.

6.8. Affiliates and Subsidiaries.  There are no Affiliates or direct or indirect Subsidiaries of Borrower except as set forth on Schedule 6.8. Borrower is not a party to any partnership or joint venture except as set forth on Schedule 6.8.

6.9. Judgments or Litigation.  Except as set forth on Schedule 6.9, there is no material (a) judgment, order, writ or decree outstanding against Borrower or (b) pending or, to the best of Borrower’s knowledge, threatened litigation, contested claim, governmental, administrative or regulatory investigation, arbitration, or governmental audit (for taxes or otherwise) or proceeding by or against Borrower.  No judgment, order, writ, decree, pending or threatened litigation, contested claim, investigation, arbitration and governmental proceeding pertaining to Borrower (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.

6.10. Defaults.  Borrower is not in default under any Contractual Obligations which default could reasonably be expected to have a Material Adverse Effect.

6.11. Compliance with Law.  Borrower has not violated or failed to comply with (including without limitation in the ownership and use of its Property and the conduct of its business) any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government, or any other Governmental Authority or any self regulatory organization, or any judgment, decree or order of any court, applicable to its business or operations which failure or violation could reasonably be expected to have a Material Adverse Effect.  Borrower has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with, and Borrower has no reason to anticipate that any currently existing circumstances are likely to result in the violation of any such statute, law, ordinance, regulation, rule, judgment, decree or order which failure or violation could reasonably be expected to have a Material Adverse Effect.

6.12. Compliance with Environmental Laws.  The operations of Borrower materially comply with all applicable federal, state or local environmental, health and safety statutes, regulations, directions, ordinances, criteria or guidelines; and none of the current or former operations of Borrower are the subject of any material judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, regulation, direction, ordinance, criteria or guidelines.  None of the current or former operations of Borrower are the subject of any federal or state investigation evaluating whether Borrower disposed any hazardous or toxic waste, substance or constituent or other substance at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance into the environment.  Borrower has not filed or received any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.  Borrower has no contingent liability of which Borrower have knowledge or reasonably should have knowledge in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, nor has Borrower received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other substance into the environment.

6.13. Intellectual Property.  Borrower possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks and tradenames to continue to conduct its business as heretofore conducted by it.  Schedule 6.13 attached hereto sets forth (a) all of the federal, state and foreign registrations of trademarks, service marks and other marks, trade names or other trade rights of Borrower, and all pending applications for any such registrations, (b) all of the registered patents and copyrights of Borrower and all pending applications therefore and (c) all other registered trademarks, service marks and other marks, trade names and other trade rights used by Borrower in connection with their business (collectively, the “Proprietary Rights”).  Borrower is the owner of each of the Proprietary Rights set forth on Schedule 6.13 as indicated on such schedule, and except as set forth on Schedule 6.13 no other Person has the right to use any of such Proprietary Rights.  Each of the Proprietary Rights set forth on Schedule 6.13 is federally registered, having the registration number and issue date set forth on Schedule 6.13.  The Proprietary Rights set forth on Schedule 6.13 are all those used in the businesses of Borrower.  Except as set forth on Schedule 6.13, no Person has a right to receive any royalty or similar payment in respect of any Proprietary Rights pursuant to any contractual arrangements entered into by Borrower, and no Person otherwise has a right to receive any royalty or similar payment in respect of any such Proprietary Rights except as set forth on Schedule 6.13.   Borrower has not granted any license or sold or otherwise transferred any interest in any of the Proprietary Rights to any other Person.  The use of each of the Proprietary Rights by Borrower is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, and no proceeding has been instituted against or notice received by Borrower that are presently outstanding alleging that the use of any of the Proprietary Rights infringes upon or otherwise violates the rights of any third party in or to any of the Proprietary Rights.  Borrower has not given notice to any Person that it is infringing on any of the Proprietary Rights and to the best of Borrower’s knowledge, no Person is infringing on any of the Proprietary Rights.  All of the Proprietary Rights of Borrower are valid and enforceable rights of Borrower and will not cease to be valid and in full force and effect by reason of the execution and delivery of this Agreement or the Loan Documents or the consummation of the transactions contemplated hereby or thereby.

6.14. Licenses and Permits.  Borrower has obtained and holds in full force and effect all material franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or appropriate for the operation of its business as presently conducted and as proposed to be conducted.  Borrower is not in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval which in any such case could reasonably be expected to have a Material Adverse Effect.

6.15. Title to Property.  Borrower has (i) valid leasehold interests in all of the real property it occupies as a tenant, (all such real property and the nature of Borrower’s interest therein is set forth on Schedule 6.15) and (ii) good, marketable and exclusive title to all of the other Property it purports to own  (including without limitation, all real and personal Property in each case as reflected in the Financial Statements delivered to Lender hereunder), other than, with respect to Property described in clause (ii) above, properties disposed of in the ordinary course of business or in any manner otherwise permitted under this Agreement since the date of the most recent audited  balance sheet of Borrower, and in each case subject to no claims, options, rights or interests of any other Person.  Borrower enjoys peaceful and undisturbed possession of all its real property, and there is no pending or, to the best of its knowledge, threatened condemnation proceeding relating to any such real property.  The leases with respect to the leased property, together with any leases of real property entered into by Borrower after the date hereof, are referred to collectively as the “Leases”.  None of the Leases contains provisions which have or could reasonably be expected to have a Material Adverse Effect.  No material default exists under any Lease.

6.16. Labor Matters.  Borrower is not engaged in any unfair labor practice.  There is (a) no material unfair labor practice complaint pending against Borrower or, to the best knowledge of Borrower, threatened against Borrower, before the National Labor Relations Board, and no grievance or arbitration proceeding with any employee, or group or committee representing any employees, or arising out of or under collective bargaining agreements that has or could reasonably be expected to have a Material Adverse Effect is so pending against Borrower or, to the best knowledge of Borrower, threatened against Borrower, (b) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of Borrower, threatened against Borrower, and (c) no union representation questions with respect to the employees of Borrower and no union organizing activities.

6.17. Investment Company.   Borrower is not (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, (b) a “holding company” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the other Loan Documents or to perform its obligations hereunder or thereunder.

6.18. Margin Security.  Borrower does not own any margin stock and no portion of the proceeds of the Term Loan shall be used by Borrower for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for any other purpose which violates the provisions or Regulation U, T, or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Agreement.

6.19. Taxes and Tax Returns.

(a) Borrower has timely filed (inclusive of any permitted extensions) with the appropriate taxing authorities all returns (including, without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file (inclusive of any permitted extensions) any such returns required to be filed on and after the date hereof except where the failure to file could not reasonably be expected to have a Material Adverse Effect.  The information filed is complete and accurate in all material respects.

(b) (i) All Taxes, in respect of periods beginning prior to the date hereof, have been timely paid, or will be timely paid, or an adequate reserve has been established therefore, as set forth in the Financial Statements, and (ii) Borrower has no material liability for such Taxes for such periods in excess of the amounts so paid or reserves so established.  No material deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against Borrower except those that are paid or contested within the time limits designated by law or the applicable Governmental Authority and no material tax Liens have been filed.

6.20. Status of Accounts.  Each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by Borrower in the ordinary course of its business; the goods and Inventory being sold and the Accounts created are Borrower’s exclusive property and are not and shall not be subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever (other than Permitted Liens), and Borrower’s customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without any dispute, offset, defense, counterclaim or contra.  Borrower confirms to Lender that any and all taxes or fees relating to its business, its sales, the Accounts or the goods relating thereto, are its sole responsibility and that same will be paid by Borrower when due (unless duly contested and adequately reserved for) and that none of said taxes or fees is or will become a lien on or claim against the Accounts.

6.21. Material Contracts.  Schedule 6.21 sets forth a true, correct and complete list of all the Material Contracts currently in effect on the date hereof, including without limitation all documents evidencing Indebtedness of Borrower.  None of the Material Contracts contains provisions which have or could reasonably be expected to have a Material Adverse Effect.  All of the Material Contracts are in full force and effect, and no material defaults currently exist thereunder.

6.22. Accuracy and Completeness of Information.  All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of Borrower in writing to Lender for purposes of or in connection with this Agreement or any Loan Documents, or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.  There is no fact now known to any officer of Borrower which has, or would have, a Material Adverse Effect which fact has not been set forth herein, in the Financials, or any certificate, opinion or other written statement made or furnished by Borrower to Lender.

6.23. Solvency.  Both before and after giving effect to the transactions contemplated under this Agreement, Borrower is able to pay its respective debts as they become due, and has capital sufficient to carry on its respective business and all businesses in which it is about to engage, and now owns Property having a value both at fair valuation and at present fair salable value greater than the amount required to pay Borrower’s debts.  Borrower will not be rendered insolvent by the execution and delivery of this Agreement or any of the other Loan Documents executed in connection with this Agreement or by the transactions contemplated hereunder or thereunder.

6.24. Commercial Tort Claims.  Borrower has no Commercial Tort Claims except as set forth on Schedule 6.24 attached hereto and made a part hereof.

6.25. Letter of Credit Rights.  Borrower has no Letter of Credit Rights except as set forth on Schedule 6.25 attached hereto and made a part hereof.

6.26. Deposit Accounts.  All Deposit Accounts of Borrower and each Depository Institution are set forth on Schedule 6.26 attached hereto and made a part hereof.

6.27. Anti-Terrorism Law.

(a) General.  Neither Borrower nor any Affiliate of Borrower is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b) Executive Order No. 13224 Neither Borrower nor any Affiliate of Borrower, or to Borrower’s knowledge, any of their respective agents acting or benefiting in any capacity in connection with the Loan or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii) a Person with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(vi) a Person who is affiliated with a Person listed above.

6.28. Survival of Representations.  All representations made by Borrower in this Agreement and in any other Loan Document shall survive the execution and delivery hereof and thereof.

ARTICLE  VII      AFFIRMATIVE COVENANTS

Until termination of this Agreement and the payment and satisfaction of all Obligations, Borrower covenants and agrees as follows:

7.1. Financial Information.  Borrower will furnish to Lender the following information within the following time periods:

(a) within 120 days after the close of each fiscal year of Borrower, the consolidated and consolidating audited balance sheets and statements of income and retained earnings and of changes in cash flow of Borrower, for such year, each in reasonable detail, each setting forth in comparative form the corresponding figures for the preceding year, prepared in accordance with GAAP, and accompanied by a report and unqualified opinion of an independent accountant selected by Borrower and acceptable to Lender and concurrently with the delivery of such financial statements, a consolidated and consolidating unaudited balance sheet of Borrower for such year, in reasonable detail, setting forth in comparative form the corresponding figures from the preceding year, prepared in accordance with GAAP;

(b) within 45 days after the end of each fiscal quarter of Borrower, consolidated and consolidating unaudited Financial Statements and divisional operating income analyses similar to those required by clause (a) above as of the end of such period and for such period then ended and for the period from the beginning of the current fiscal year to the end of such period, setting forth in comparative form the corresponding figures for the comparable period in the preceding fiscal year, prepared in accordance with GAAP (except that such quarterly statements need not include footnotes) and certified by an Authorized Person described in paragraph (d) below;

(c) at the time of submission of the quarterly Financial Statements (for the first three fiscal quarters in any fiscal year) and the annual Financial Statement of Borrower, a certificate executed by an Authorized Person, certifying that, following a review of the Agreement, no Event of Default is outstanding and demonstrating compliance with the financial covenants contained in Article VIII by calculation thereof as of the end of each such fiscal quarter; and

(d) Such other reports, certificates, schedules, documents, data or information concerning Borrower’s finances and Property as Lender may reasonably request from time to time.

7.2. Existence.  Borrower (a) will maintain its corporate existence, (b) will maintain in full force and effect all material licenses, bonds, franchise, leases, trademarks and qualifications to do business, (c) will obtain or maintain patents, contracts and other rights necessary or desirable to the profitable conduct of its business, (d) will continue in, and limit its operations to, the same general lines of business as that presently conducted by it and (e) will comply with all applicable laws, rules and regulations of any federal, state or local Governmental Authority, except in the case of (b), (c) and (e) where noncompliance could not reasonably be expected to have a Material Adverse Effect.

7.3. Environmental Matters.  Borrower will conduct its business so as to comply in all material respects with all environmental laws, regulations, directions, ordinances, criteria and guidelines in all jurisdictions in which any of them is or may at any time be doing business including, without limitation, environmental land use, occupational safety or health laws, regulations, directions, ordinances, criteria, guidelines, requirements or permits in all jurisdictions in which it is or may at any time be doing business, except to the extent that Borrower is contesting, in good faith by appropriate legal proceedings, any such law, regulation, direction, ordinance, criteria, guideline, or interpretation thereof or application thereof; provided, further, that Borrower will comply with the order of any court or other governmental body of the applicable jurisdiction relating to such laws unless Borrower shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review.  If Borrower shall (a) receive notice that any violation of any federal, state or local environmental law, regulation, direction, ordinance, criteria or guideline may have been committed or is about to be committed by Borrower, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against Borrower alleging violations of any federal, state or local environmental law, regulation, direction, ordinance, criteria or guideline or requiring Borrower to take any action in connection with the release of toxic or hazardous substances into the environment or (c) receive any notice from a federal, state, or local governmental agency or private party alleging that Borrower may be liable or responsible for costs associated with a response to or cleanup of a release of a toxic or hazardous substance into the environment or any damages caused thereby, Borrower will provide Lender with a copy of such notice within 5 days after the receipt thereof.

7.4. Books and Records.  Borrower will maintain books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice.  Borrower agrees that Lender or its agent may, upon prior notice, enter upon the premises of Borrower, during normal business hours, for the purpose of (a) enabling Lender’s auditors to conduct (at Borrower’s expense) field examinations, (b) inspecting and verifying the Collateral, (c) inspecting and/or copying (at Borrower’s expense) any and all records pertaining thereto, and (d) discussing the affairs, finances and business of Borrower or with any officers, employees and directors of Borrower or with Borrower’s independent accountant.

7.5. Collateral Records.  Borrower will execute and deliver to Lender, from time to time, solely for Lender’s convenience in maintaining a record of the Collateral, such written statements and schedules as Lender may reasonably require.

7.6. Changes in Locations.  Borrower agrees to afford Lender 30 days prior written notice of any change in Borrower’s jurisdiction of organization or the location of any Collateral (other than Inventory held for shipment by third Persons, Inventory in transit, or Inventory held for processing by third Persons) or in the location of its chief executive office or place of business.

7.7. Insurance; Casualty Loss.  Borrower will maintain public liability insurance, third party property damage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times customary for businesses of this type and satisfactory to Lender in its commercially reasonable judgment.  All policies covering the Collateral are to name Lender (or, during the term of the Intercreditor Agreement, Collateral Agent for the benefit of P&S and Lender pursuant to the terms of the Intercreditor Agreement) as an additional insured (as to liability coverage) and lender’s loss payee (as to casualty and property coverage), as its interests may appear, and are to contain such other provisions as Lender may reasonably require to fully protect Lender’s interest in the Collateral and to any payments to be made under such policies.  True copies of all original insurance policies or certificates of insurance evidencing such insurance covering the Collateral are to be delivered to Lender on or prior to the Closing Date, with such premiums paid in accordance with each insurance carrier’s requirements with the lender’s loss payable endorsement in favor of Lender (or, during the term of the Intercreditor Agreement, in favor of Collateral Agent for the benefit of P&S and Lender pursuant to the terms of the Intercreditor Agreement), and shall provide for not less than 30 days prior written notice to Lender (or Collateral Agent, if applicable), of the exercise of any right of cancellation.  In the event Borrower fail to respond in a timely and appropriate manner (as determined by Lender in its sole discretion) with respect to collecting under any insurance policies required to be maintained hereunder, Lender shall have the right, in the name of Lender or Borrower, to file claims under such insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.  Borrower will provide written notice to Lender of the occurrence of any of the following events within 5 Business Days after the occurrence of such event: any Property owned or used by Borrower is (i) materially damaged or destroyed, or suffers any other loss which is in excess of $25,000 or (ii) is condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purpose to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value of the Collateral which is in excess of $25,000 (collectively, a “Casualty Loss”).  Borrower will diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss.  In the event of a Casualty Loss, Borrower will pay to Lender (or Collateral Agent, if applicable), promptly upon receipt thereof, any and all insurance proceeds and payments received by Borrower on account of damage, destruction or loss of all or any portion of the Collateral.  Lender may, at its election and in its sole discretion, and subject to the terms of the Intercreditor Agreement, either (a) apply the proceeds realized from Casualty Losses to payment of accrued and unpaid interest or outstanding principal of the Term Loan or (b) pay such proceeds to Borrower to be used to repair, replace or rebuild the Property or portion thereof that was the subject of the Casualty Loss.  After the occurrence and during the continuance of an Event of Default, (i) no settlement on account of any such Casualty Loss shall be made without the consent of Lender and (ii) Lender may participate in any such proceedings and Borrower will deliver to Lender such documents as may be requested by Lender to permit such participation and will consult with Lender and its attorneys in the making and prosecution of such claim or claims.  Borrower hereby irrevocably authorizes and appoints Lender as its attorney-in-fact, to collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and Borrower shall, upon demand of Lender, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to Lender free and clear of any encumbrances of any kind or nature whatsoever.

7.8. Taxes.  Borrower will pay, when due and in any event prior to delinquency, all Taxes lawfully levied or assessed against Borrower or any of the Collateral; provided, however, that unless such Taxes have become a federal tax or ERISA Lien on any of the assets of Borrower, no such Tax need be paid if the same is being contested in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefore as required in order to be in conformity with GAAP.

7.9. Compliance With Laws.  Borrower will comply with all acts, rules, regulations, orders, directions and ordinances of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof, and to the operation of its business except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

7.10. Fiscal Year.  Borrower agrees that it will not change its fiscal year from a year ending December 31 unless required by law, in which case Borrower will give Lender at least 30 days prior written notice thereof.

7.11. Notification of Certain Events.  Borrower agrees that it will promptly notify Lender in writing of the occurrence of any of the following events (but in no event shall such notice from Borrower be received by Lender later than 5 Business Days after the occurrence of any such event):

(a) any Material Contract of Borrower is terminated or amended in any material respect or any new Material Contract is entered into (in which event Borrower shall provide Lender with a copy of such Material Contract);

(b) the institution of any litigation, proceeding(s) or investigation against Borrower in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) in which a claim of at least $25,000 or claims in the aggregate of $100,000 has been or is reasonably likely to be asserted against Borrower;

(c) any notification of violation of any material law or regulation shall have been received by Borrower from any local, state, federal or foreign Governmental Authority or agency accompanied by a copy of any such notice;

(d) any breach, default or event of default under any of the P & S Credit Documents, or delivery of notice of same from P & S, or termination of any of the P & S Credit Documents;

(e) prior to the granting thereof, any Lien that Borrower proposes to create or permit to exist in any of its Property, other than Permitted Liens; and

(f) any proposed change in any material respect to the operational systems, organizational form, contracting practices or lines of business.

7.12. Collection of Accounts.  Subject to the terms of the Intercreditor Agreement, unless an Event of Default is outstanding, Borrower may and will (subject to its reasonable business discretion) enforce and collect all amounts owing on the Accounts, for Lender’s benefit and on Lender’s behalf but at Borrower’s expense; such privilege shall terminate at Lender’s option, without notice to Borrower, which is hereby expressly waived by Borrower, upon the occurrence of any Event of Default which has not otherwise been waived by Lender.  At Lender’s request, before or after the occurrence of any Event of Default, any checks, cash, notes or other instruments or property received by Borrower with respect to any Accounts shall be held by Borrower in trust for the benefit of Lender, separate from Borrower’s own property and funds, and immediately turned over to Lender with proper assignments or endorsements.  Checks, drafts or other instruments received by Lender shall not constitute final payment unless and until such instruments have actually been collected.  Nothing contained in this Section 7.12 shall be construed to limit or affect the provisions of Section 2.4(b) of this Agreement.

7.13. Trademarks.  Borrower will do and cause to be done all things necessary (as determined in their reasonable business judgment) to preserve and keep in full force and effect all registrations of trademarks, service marks and other marks, trade names or other trade rights.

7.14. Maintenance of Property.  Borrower will keep all property useful and necessary to its business in good working order and condition (ordinary wear and tear excepted) in accordance with its past operating practices and not to commit or suffer any waste with respect to any of its properties, except for properties which either individually or in the aggregate are not material.

7.15. Commercial Tort Claims.   Borrower shall provide written notice to Lender within 30 days of the date it shall arise any such Commercial Tort Claim to which Borrower is or becomes a party or which otherwise inures to the benefit of Borrower.  Such notice shall contain a sufficient description of the Commercial Tort Claim including the parties, the court in which the claim was commenced (if applicable), the docket number assigned to the case (if applicable) and a detailed explanation of the events giving rise to such claim.  Borrower shall grant Lender a security interest in such Commercial Tort Claim to secure payment of the Obligations.  Borrower shall execute and deliver such instruments, documents and agreements as Lender may reasonably require in order to obtain and perfect such security interest including, without limitation, a security agreement or amendment to this Agreement all in form and substance satisfactory to Lender.  Borrower authorize Lender to file (without Borrower’s signature), financing statements or amendments to existing financing statements as Lender deems necessary to perfect the security interest.

7.16. Letter of Credit Rights.  Borrower shall provide written notice to Lender within 30 days of the date it shall arise of any Letters of Credit for which Borrower is the beneficiary.  Borrower shall execute and deliver such instruments, documents and agreements and take such actions as Lender reasonably may require in order to obtain and perfect its security interest in such Letter of Credit Rights.

ARTICLE  VIII       FINANCIAL COVENANTS

Until termination of this Agreement and payment and satisfaction of all Obligations due or to become due hereunder, Borrower further covenant and agree as follows:

8.1           Current Ratio.  Borrower shall cause to be maintained on a consolidated basis a ratio of current assets to current liabilities of not less than 1.2 to 1.

8.2           Debt to Worth Ratio.  Borrower shall cause to be maintained on a consolidated basis a ratio of total Indebtedness (excluding the current portion of Subordinated Debt) to Tangible Net Worth of not greater than 2.50 to 1.00.

ARTICLE  IX     NEGATIVE COVENANTS

Until termination of this Agreement and payment and satisfaction of all Obligations, Borrower agrees that, unless otherwise agreed in writing by Lender, it will not:

9.1. Liens.  Mortgage, assign, pledge, transfer or otherwise permit any Lien of any kind to exist at any time on any of its Property, except for Permitted Liens.

9.2. Indebtedness.  Incur, create or be liable for any Indebtedness other than Permitted Indebtedness.

9.3. Sale of Assets.  Sell, lease, assign, transfer or otherwise dispose of any Property other than (a) sales of Inventory in the ordinary course of business, (b) sales or other dispositions in the ordinary course of business of equipment that is obsolete or that is no longer used or useful in the conduct of Borrower’s business, (c) sales in the ordinary course of business of Property used in Borrower’s business that is worn out or in need of replacement and that is replaced with Property of reasonably equivalent value or utility, and (d) other sales of fixed assets, the net proceeds of which, shall not exceed $100,000 in the aggregate in any fiscal year of Borrower.

9.4. Organizational Changes.  Acquire, merge, consolidate or enter into a joint venture with any Person, alter or modify Borrower’s Articles or Certificate of Incorporation; change Borrower’s jurisdiction of organization or formation; without at least thirty (30) days’ prior written notice to Lender alter or modify any legal names, mailing addresses, principal places of business; alter or modify Borrower’s corporate structure, status or existence, or enter into or engage in any business, operation or activity materially different from that presently being conducted by Borrower.

9.5. Guarantees. Except for Permitted Indebtedness, assume, guarantee, endorse, or otherwise become liable upon the obligations of any other Person, except by the endorsement of negotiable instruments in the ordinary course of business.

9.6. Investments.  Make any Investment other than Permitted Investments.

9.7. Affiliate Transactions.  Except as permitted by this Agreement, enter into any transaction with, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to an Affiliate of Borrower except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable to Borrower than could be obtained in a comparable arm’s-length transaction with an unaffiliated Person.

9.8. Third Party Loans.  Make any Third Party Loan.

9.9. Issuance of Stock.  Without not less than fifteen (15) days prior written notice to Lender, issue or distribute any Capital Stock or other securities for consideration or otherwise.

9.10. Amendments of Material Contracts.  Amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of any of the P & S Credit Documents or any other Material Contract.

9.11. Subordinated Debt.  Effect or permit any change in or amendment to any document or instrument pertaining to the subordination, terms of payment or other terms or provisions of any Subordinated Debt, give any notice of optional redemption or optional prepayment or offer to repurchase under any such document or instrument, or, directly or indirectly, make any payment of principal of or interest on or in redemption, retirement or repurchase of any Subordinated Debt.

9.12. Licenses, Etc.  Enter into licenses of, or otherwise restrict the use of, any patents, trademarks or copyrights which would prevent Borrower from selling, transferring, encumbering or otherwise disposing of any such patent, trademark or copyright.

9.13. Anti-Terrorism Laws.  Borrower and its agents shall not knowingly (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224 or the USA Patriot Act.  Borrower shall deliver to Lender any certification or other evidence reasonably requested from time to time by Lender in its sole discretion, confirming Borrower’s compliance with this Section 9.13.

9.14. Amendments to P & S Credit Documents.  Amend, modify or waive any provisions of any of the P & S Credit Documents

ARTICLE  X     APPOINTMENT AS ATTORNEY-IN-FACT

Borrower hereby irrevocably authorizes and appoints Lender, or any Person as Lender may designate, as Borrower’s attorney-in-fact, at Borrower’s cost and expense, to exercise all of the following powers upon the occurrence of an Event of Default, which being coupled with an interest, shall be irrevocable until all of the Obligations to Lender have been paid and satisfied in full:

10.1.           To receive, take, endorse, sign, assign and deliver, all in the name of Lender or Borrower, as the case may be, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral and to apply such amount to the Obligations in accordance with this Agreement;

10.2.           To receive, open and dispose of all mail addressed to Borrower in connection with a Lockbox and upon the occurrence of an Event of Default to notify postal authorities to change the address for delivery thereof to such address as Lender may designate;

10.3.           To request periodically from customers indebted on Accounts, in the name of Borrower or a third party designee of Lender, information concerning the Accounts and the amounts owing thereon;

10.4.           To give customers indebted on Accounts notice of Lender’s interest therein, and/or to instruct such customers to make payment directly to Lender for Borrower’s account;

10.5.           To take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to enforce or effect collection of the Accounts;

10.6           To file financing statements in any office deemed appropriate by Lender for such purpose and execute, file, record and register any or all of Lender’s security interest in any intellectual property of Borrower with the United States Patent and Trademark Office; and

10.7.           To do all other acts and things as Lender may deem reasonable to protect or preserve Lender’s interest under this Agreement or to fulfill Borrower’s obligations under this Agreement.

ARTICLE  XI     EVENTS OF DEFAULT AND REMEDIES

11.1. Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a) failure of Borrower to pay (i) any interest or fees when due hereunder, in each case whether at stated maturity, by acceleration, or otherwise, (ii) any principal outstanding under the Term Loan when due, whether at stated maturity, by acceleration or otherwise or (iii) any Expenses hereunder within 5 Business Days after receipt by Borrower from Lender or any applicable Lender of notice that such Expenses are payable;

(b) any representation or warranty, contained in this Agreement, the other Loan Documents or any other agreement, document, instrument or certificate between Borrower and Lender or executed by Borrower in favor of Lender shall prove untrue in any material respect on or as of the date it was made or was deemed to have been made;

(c) failure of Borrower to perform, comply with or observe any term, covenant or agreement applicable to it contained in Article IX, or Sections 7.1, 7.2, 7.6, 7.7, 7.8, 7.11, 7.15,  7.16, or 13.6;

(d) failure of Borrower to comply with any other covenant or agreement contained in this Agreement, the other Loan Documents or any other agreement, document, instrument or certificate between Borrower and Lender or executed by Borrower in favor of Lender, including, without limitation, the Distribution Agreement, and, in the event such breach or failure to comply is capable of cure, such breach or failure to comply is not cured within 10 days of its occurrence;

(e) dissolution, liquidation, winding up or cessation of the business (or any material portion of the business) of Borrower, or the failure of Borrower to meet its debts generally as they mature, or the calling of a meeting of Borrower’s creditors for purposes of compromising Borrower’s debts;

(f) the commencement by or against Borrower of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings with respect to it under any federal or state law and, in the event any such proceeding is commenced against Borrower, such proceeding is not dismissed within 60 days;

(g) the occurrence of a default or event of default (in each case which shall continue beyond the expiration of any applicable grace periods) under, or the occurrence of any event that results in or would permit the acceleration of the maturity of any of the obligations under, any of the P & S Credit Documents;

(h) the occurrence of a default or event of default (in each case which shall continue beyond the expiration of any applicable grace periods) under, or the occurrence of any event that results in or would permit the acceleration of the maturity of any note, agreement or instrument evidencing (i) any Subordinated Debt or (ii) any other Indebtedness of Borrower and the aggregate principal amount of all such Indebtedness with respect to which a default or an event of default has occurred, or the maturity of which is accelerated or permitted to be accelerated, exceeds $100,000;

(i) any party (other than Lender) to any Loan Document shall deny or disaffirm its obligations under any of the Loan Documents, or an Event of Default shall have occurred or a Default shall occurred and not been cured within any contractual cure period under any other Loan Document, or any Loan Document shall be canceled, terminated, revoked or rescinded without the express prior written consent of Lender, or any action or proceeding shall have been commenced by any Person (other than Lender) seeking to invalidate, declare unenforceable, cancel, revoke, rescind or disaffirm the obligations of any party to any Loan Document;

(j) (i) any holder of Subordinated Debt alleges (or any Governmental Authority with applicable jurisdiction determines) that the Subordinated Debt is not subordinated to any of the Obligations or (ii) the subordination provisions in any agreement relating to Subordinated Debt shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable as to any holder of the Subordinated Debt;

(k) one or more judgments or decrees shall be entered against Borrower involving a liability of $25,000 or more individually or in the aggregate (to the extent not paid or covered by insurance (i) provided by a carrier who has acknowledged coverage and has the ability to perform or (ii) as determined by Lender in its sole discretion) and any such judgments or decrees shall not have been vacated, satisfied, discharged or stayed or bonded pending appeal within 30 days from the entry thereof;

(l) a Material Adverse Change occurs;

(m) both of the following shall occur:  (i) the Kamrat Family shall cease to hold in the aggregate, at least twenty-five percent (25%) of the issued and outstanding Capital Stock and Voting Stock of Borrower, and (ii) the Kamrat Family and P&S shall cease to hold, in the aggregate, at least fifty percent (50%) of the issued and outstanding Capital Stock and Voting Stock of Borrower; or

(n) Borrower is indicted or convicted of the commission of a crime or any proceeding of any kind is pending or threatened which would reasonably be likely to result in the forfeiture of any material portion of the Property of Borrower to any Governmental Authority.

11.2. Rights and Remedies upon a Default or an Event of Default.

(a) Upon the occurrence of any Event of Default, any obligation of Lender to make Advances under the Term Loan shall immediately terminate and Lender may take any or all of the following actions: declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 11.1(f) in which case all Obligations shall automatically become immediately due and payable without the necessity of any action, decision, notice or demand) without presentment, demand, protest or any other action or obligation of Lender.

(b) Upon acceleration of the Obligations, Lender may at any time, and from time to time, take any and all such action as Lender may elect to enforce any and all rights and interests created and existing under the Loan Documents, or arising under applicable law, including without limitation, all rights and remedies existing under the Security Documents, all rights of setoff and the following rights (the enumeration of any such rights not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights):

(i) The right to take possession of, send notices regarding and collect directly the Collateral, with or without judicial process (including, without limitation, the right to notify the United States postal authorities to redirect mail addressed to Borrower or to an address designated by Lender);or

(ii) By its own means or with judicial assistance, enter any or all of Borrower’s premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises, without any liability to Borrower for rent, storage, utilities or other sums, and Borrower shall not resist or interfere with such action; or

(iii) Require Borrower at Borrower’s expense to assemble all or any part of the Collateral and make it available to Lender at any place designated by Lender.

(c) Borrower agrees that a notice received by it at least 10 days before the time of any intended public sale or of the time, after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition.  If permitted by applicable law, any perishable Inventory or other Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower.  Borrower covenants and agrees not to interfere with or impose any obstacle to Lender’s exercise of its rights and remedies hereunder with respect to the Collateral.  Lender shall have no obligation to clean up or prepare the Collateral for sale except as is required by applicable law.  If Lender sells any of the Collateral upon credit, Borrower will only be credited with payments actually made by the purchaser that are received by Lender and applied to the Obligations.  Lender may in connection with any sale of the Collateral specifically disclaim any warranties of title or the like.

11.3. Nature of Remedies.  All rights and remedies granted Lender hereunder and under the other Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time or at different times until all Obligations are satisfied in full.  The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and

Lender, upon or at any time after the occurrence of an Event of Default, may proceed against Borrower, any Guarantor, or their Property at any time, under any agreement, with any available remedy and in any order.  Nothing contained in this Agreement or the other Loan Documents shall be deemed to compel Lender at any time to accept a cure of any Event of Default hereunder.  In no event shall prior recourse to any Collateral be a prerequisite to Lender’s right to demand payment of any Obligation from Borrower or any Guarantor upon the occurrence and during the continuance of any Event of Default.

11.4. Application of Proceeds.  The proceeds from the sale or disposition of any Collateral shall be applied first to Expenses incurred by Lender and then to the Obligations that are then due and payable, in such order or manner as Lender may determine in its sole discretion.

ARTICLE  XII     TERMINATION

The unpaid principal balance of the Term Loan, all accrued and unpaid interest thereon, and any other amounts due hereunder shall automatically become due and payable in full on the Maturity Date.  All of Lender’s rights, liens and security interests in and to Borrower’s Property shall continue after any termination until (a) all Obligations have been indefeasibly paid and satisfied in full unless otherwise prohibited under any applicable federal or state law, (b) Lender shall have received a written agreement (in form and substance acceptable to Lender in its sole discretion) executed by Borrower and by a Person whose loans or advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any loss or damage, or (c) Lender shall have retained such monetary reserves necessary to pay in full all Obligations for such period of time, in its sole discretion.

ARTICLE  XIII      MISCELLANEOUS

13.1. Waivers.  Except as is otherwise provided herein, Borrower hereby waive due diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment.  No delay or omission of Lender to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default.  No single or partial exercise by Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

13.2. JURY TRIAL.  TO THE EXTENT ANY DISPUTE IS NOT SUBJECT TO ARBITRATION, LENDER AND BORROWER EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

13.3. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, AND ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, SHALL BE GOVERNED BY AND

CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  Any legal action or proceeding with respect to this Agreement or any other Loan Document shall be brought in the courts of the State of New York or of the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement,  Borrower, and Lender hereby irrevocably accept for themselves and in respect of their property, generally and unconditionally, the nonexclusive jurisdiction of such courts.  Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail return receipt requested, postage prepaid, or by nationally recognized overnight courier to it at the address set out for notices pursuant to Section 13.4, such service to become effective 3 days (or 1 day if sent by such courier) after such mailing.  Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a party hereto in any other jurisdiction.

(b) Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

13.4. Notices.  Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail return receipt requested, by overnight delivery service, with all charges prepaid, or by facsimile (with transmission certification), if to Lender or Borrower to the addresses or by facsimile transmission set forth on the signature hereto.  All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, 3 Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by facsimile transmission, when receipt of such transmission is acknowledged; provided that all notices to Lender shall not be effective until actually received.

13.5. Assignability.  Borrower shall not have the right to assign or delegate their obligations and duties under this Agreement or any other Loan Documents or any interest therein except with the prior written consent of Lender.

13.6. Payment of Expenses.  Borrower agrees to: (a) pay on demand all out-of-pocket costs and expenses (whether paid or incurred) of Lender in connection with (i) the negotiation, preparation, execution and delivery and, to the extent customarily charged to its customers, administration of this Agreement and the other Loan Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of counsel to Lender); (ii) searches, title examinations, filings and recordings (including, without limitation, all stamp or recording taxes or charges), and all other actions pertaining to the Collateral; (iii) any amendment, waiver or consent relating hereto and thereto including, without limitation, any such amendments, waivers or consents resulting from or related to any work-out, re-negotiation or restructure relating to the performance by Borrower under this Agreement; and (iv) the defense of all claims, cross-claims or counterclaims asserted at any time by Borrower or any other Person in connection with the rights, claims, liens and/or interests of Lender under this Agreement or the other Loan Documents or the Term Loan and (b) upon demand, pay to Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by Lender in (i) enforcing, protecting, preserving or defending its rights under or in respect of this Agreement, the other Loan Documents or any other document or instrument now or hereafter executed and delivered in connection herewith; (ii) in collecting the Obligations following the occurrence of an Event of Default; (iii) in foreclosing or otherwise collecting upon the Collateral or any part thereof; and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing.  Borrower’s obligations under this Section 13.6 shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their Obligations set forth in this Agreement.  All such costs and expenses described in this Section 13.6 are referred to collectively as “Expenses.”

13.7. Indemnification.  Borrower shall indemnify, defend and hold harmless Lender, its  directors, officers, members, managers, representatives, agents, employees, accountants, counsel, successors and assigns, and their respective Affiliates  from and against (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigation, claim or proceeding which arises out of or is in any way related to (i) this Agreement, the other Loan Documents, the Collateral or the transactions contemplated thereby, (ii) any actual or proposed use by Borrower of the proceeds of the Term Loan, (iii) Lender entering into, performing under or enforcing this Agreement, the other Loan Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing, or (iv) the breach by Borrower of any warranty, undertaking or covenant made at any time hereunder or under any other Loan Document and (b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other action taken by Borrower or Lender in connection with compliance by Borrower with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines.  If and to the extent that the obligations of Borrower hereunder are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.  Borrower’s obligations under this Section 13.7 shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their Obligations set forth in this Agreement.

13.8. Entire Agreement, Successors and Assigns.  This Agreement along with the other Loan Documents constitutes the entire agreement between Borrower and Lender regarding the subject matter hereof, supersedes any prior agreements among them, and shall bind and benefit Borrower and Lender and their respective successors and permitted assigns.  No rights are intended to be created hereunder or under any other Loan Documents for the benefit of any Person not a signatory hereto or thereto.

13.9. Amendments.  Neither the amendment or waiver of any provision of this Agreement or any other Loan Document, nor the consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13.10. Non-Agency of Lender.  The relationship between Borrower on the one hand and Lender on the other hand shall be solely that of Borrower and Lender.  Lender shall not have any fiduciary responsibilities to Borrower or be deemed to have entered into any partnership or joint venture with Borrower.  Lender shall not undertake any responsibility to Borrower to review, evaluate or inform Borrower of any matter in connection with any phase of Borrower’s business or operations.

13.11. Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Signature by facsimile shall bind the parties hereto.

13.12. Effectiveness.  This Agreement shall become effective on the date on which all of the conditions to effectiveness contained herein have been satisfied (as determined by Lender in its sole discretion) and all of the parties have signed a copy hereof (whether the same or different copies) and Lender shall have received executed originals of this Agreement and the other Loan Documents.

13.13. Severability.  In case any provision in or obligation under this Agreement or the Note or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

13.14. Headings Descriptive.  The headings of the several sections and subsections of this Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.15. Maximum Rate.  Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Loan Document, Borrower and Lender hereby agree that all agreements among them under this Agreement and the other Loan Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Lender  for the use, forbearance, or detention of the money loaned to Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Agreement or any of the other Loan Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied (as determined by Lender) to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to Borrower.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Obligations and other indebtedness of Borrower to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of all such indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such indebtedness.  The terms and provisions of this Section shall control every other provision of this Agreement and all agreements between Borrower and Lender.

13.16. Senior Debt.

(a) The Obligations constitute senior secured obligations of Borrower, which are and shall be senior to all other obligations of Borrower except as expressly agreed to in writing by Lender.

(b) The Liens created by this Agreement and the other Loan Documents on Collateral securing the Obligations under the Term Loan shall be pari passu with all other senior, secured obligations of Borrower.

13.17. Information.  At Borrower’s written request, Lender agrees to keep confidential any information furnished or made available to it by Borrower pursuant to this Agreement; provided that nothing herein shall prevent Lender from disclosing such information (a) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (b) as required by any law, rule, or regulation, (c) upon the order of any court or administrative agency; provided, however, if allowed by applicable law, rule, regulation or order, Lender shall use commercially reasonable efforts to notify Borrower of such order to allow Borrower to seek court relief to block or limit such disclosure, (d) upon the request or demand of any regulatory agency or authority; provided, however, if allowed by applicable law, rule, regulation or order, Lender shall use commercially reasonable efforts to notify Borrower of such order to allow Borrower to seek court relief to block or limit such disclosure, (e) that is or becomes available to the public or that is or becomes available to Lender other than as a result of a disclosure by Lender prohibited by this Agreement, (f) in connection with any litigation to which Lender or any of its Affiliates may be a party relating to this Agreement or the transactions contemplated hereunder, (g) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (h) any information with respect to the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Lender relating to such tax treatment and tax structure.
b

13.18. SPECIAL OREGON NOTICE:

(a) UNDER OREGON LAW ORAL AGREEMENTS OR ORAL COMMITMENTS TO (1) LOAN MONEY, (2) EXTEND CREDIT, (3) MODIFY OR AMEND ANY TERMS OF LOAN DOCUMENTS, (4) RELEASE ANY GUARANTOR, (5) FOREBEAR FROM ENFORCING REPAYMENT OF ANY LOAN OR THE EXERCISE OF ANY REMEDY

UNDER LOAN DOCUMENTS, OR (6) MAKE ANY OTHER FINANCIAL ACCOMMODATION PERTAINING TO ANY LOAN ARE ALL UNENFORCEABLE.

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Dated the date and year first written above.

BORROWER:	NEW WORLD BRANDS, INC. By: __________________________________ Name: __________________________________ Title: __________________________________ 340 W. 5th Avenue Eugene, Oregon 97401
LENDER:	TELES AG INFORMATIONSTECHNOLOGIEN By: __________________________________ Name: __________________________________ Title: __________________________________ Ernst-Reuter-Platz 8 D-10587 Berlin, Germany

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]